AMENDMENT NO. 4
TO CREDIT AGREEMENT
AMENDMENT NO. 4 TO CREDIT AGREEMENT, dated as of November 21, 2017 (this "Amendment"), entered into by and among MICROSEMI CORPORATION, a Delaware corporation (the "Borrower"), the undersigned Subsidiary Guarantors, MORGAN STANLEY SENIOR FUNDING, INC. ("MSSF"), as administrative agent (in such capacity, the "Administrative Agent") and the undersigned Term A Lenders, Term B Lenders and Revolving Lenders.
PRELIMINARY STATEMENTS:
WHEREAS, the Borrower, the several banks and other financial institutions or entities party thereto as lenders, the Administrative Agent and MSSF, as collateral agent, entered into that certain Credit Agreement, dated as of January 15, 2016 (as amended, amended and restated, supplemented, restated or otherwise modified from time to time prior to the date hereof, the "Credit Agreement"; capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement);

WHEREAS, the Borrower desires to amend the Credit Agreement to decrease the Applicable Margin in respect of the Term B Loans, and to make certain other amendments as may be agreed by the Borrower, the Lenders party hereto, and the Administrative Agent;

WHEREAS, the Borrower, the undersigned Lenders and the Administrative Agent have agreed to amend the Credit Agreement as hereinafter set forth; and

1.	WHEREAS, MSSF is acting as sole arranger and sole bookrunner for this Amendment (in such capacities, the "Sole Arranger").

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto hereby agree as follows:
SECTION 1.    Amendments to Credit Agreement . The Credit Agreement is, effective as of the date hereof and subject to the satisfaction (or waiver) of the conditions precedent set forth in Section 3, hereby amended as follows:
(a)    Section 1.1 of the Credit Agreement is hereby amended by adding the following new definitions thereto in proper alphabetical order:
"Amendment No. 4": that certain Amendment No. 4 to Credit Agreement, dated as of November 21, 2017, among the Borrower, the Subsidiary Guarantors, the Administrative Agent, the Term A Lenders party thereto, Term B Lenders party thereto, and the Revolving Lenders party thereto.
"Amendment No. 4 Effective Date": the date on which all of the conditions contained in Section 3 of Amendment No. 4 have been satisfied or waived by the Administrative Agent.

"LCA Election": Borrower’s election to treat a Permitted Acquisition or other Investment permitted hereunder as a Limited Condition Acquisition.

"LCA Test Date": as defined in Section 1.2(g).

"Limited Condition Acquisition": any Permitted Acquisition or other Investment permitted hereunder by Borrower or one or more of its Restricted Subsidiaries whose consummation is not conditioned on the availability of, or on the obtaining of, third party financing.

(b)    The table in the definition of "Applicable Margin" in Section 1.1 of the Credit Agreement is hereby amended to revise the row labelled "Term B Loans" to read as follows:

	Eurodollar Loans	Base Rate Loans
Term B Loans	2.00%	1.00%

(c)    The definition of "Capital Expenditures" in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
""Capital Expenditures": for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries but excluding (a) expenditures financed with any Reinvestment Deferred Amount, (b) expenditures made in cash to fund the purchase price for assets acquired in Permitted Acquisitions or the Acquisition or other Investment permitted hereunder or incurred by the Person acquired in the Permitted Acquisition or the Acquisition or other Investment permitted hereunder prior to (but not in anticipation of) the closing of such Permitted Acquisition or the Acquisition or other Investment permitted hereunder and (c) expenditures made with cash proceeds from any issuances of Capital Stock of the Borrower or any Restricted Subsidiary or contributions of capital made to the Borrower."
(d)    Clause (b)(2) of the definition of "pro forma basis" or "pro forma effect" in Section 1.1 of the Credit Agreement is hereby amended to change "12 months" to "18 months".
(e)    The definition of "Loan Documents" in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
""Loan Documents": this Agreement, the Security Documents, the Notes, the Fee Letter, Amendment No. 1, the 2016 Increase Term Joinder, Amendment No. 2, the 2017 Increase Term Joinder, Amendment No. 3, the 2017 Increase Revolving Joinder, Amendment No. 4, and each Issuer Document."
(f)    Section 1.2 of the Credit Agreement is hereby amended by adding the following new clause immediately following clause (f) thereof:
"(g)    Notwithstanding anything to the contrary in this Agreement, for purposes of (i) measuring the relevant financial ratios and basket availability with respect to the incurrence of any Indebtedness (including any Incremental Term Facilities or Incremental Revolving Facility) or Liens or the making of any Investments or Restricted Payments or (ii) determining compliance with the representations and warranties or the occurrence of any Default or Event of Default, in each case, in connection with a Limited Condition Acquisition, if Borrower has made an LCA Election with respect to such Limited Condition Acquisition, the date of determination of whether any such action is permitted hereunder shall be deemed to be the date on which the definitive documentation with respect to such Limited Condition Acquisition is entered into (the "LCA Test Date") and, if, after giving pro forma effect to the Limited

Condition Acquisition and the other transactions to be entered into in connection therewith as if they had occurred at the beginning of the most recent Fiscal Quarter ending prior to the LCA Test Date, a Default or Event of Default shall not then have occurred and be continuing and Borrower could have taken such action on the relevant LCA Test Date in compliance with such financial ratio, basket, representation or warranty, such financial ratio, basket, representation or warranty and such condition with respect to the lack of Default or Event of Default shall be deemed to have been complied with. For the avoidance of doubt, such ratios and other provisions shall not be tested at the time of the consummation of such Limited Condition Acquisition and, if Borrower has made an LCA Election for any Limited Condition Acquisition, then in connection with any subsequent calculation of any financial ratio or basket availability on or following the relevant LCA Test Date and prior to the earlier of (x) the date on which such Limited Condition Acquisition is consummated or (y) the date the definitive agreement for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, any such financial ratio or basket availability shall be calculated (and tested) (I) on a pro forma basis assuming such Limited Condition Acquisition and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated until such time as the applicable Limited Condition Acquisition has actually closed or the definitive agreement with respect thereto has been terminated and (II) with respect to the making of any Restricted Payments, on a standalone basis without giving effect to such Limited Condition Acquisition and other transactions in connection therewith."

(g)    Section 2.4(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows.
"Borrower Request. The Borrower may at any time and from time to time after the Closing Date by written notice to the Administrative Agent elect to request the establishment of one or more new term loan facilities or an increase in any existing tranche of Term Loans (each, an "Incremental Term Facility") with term loan commitments (each, an "Incremental Term Loan Commitment") in an aggregate principal amount, when combined with the aggregate amount of Incremental Revolving Commitments under Section 3.16) and all Incremental Equivalent Debt under Section 2.5, not in excess of: (i) $300,000,000 plus (ii) the aggregate amount of all voluntary prepayments of Term Loans and voluntary prepayments of Revolving Loans with a corresponding permanent reduction of the Revolving Commitments plus (iii) the maximum amount of additional Loans that could be incurred by the Borrower at such time without causing the Consolidated Secured Leverage Ratio to be greater than 4.00 to 1.0, calculated after giving pro forma effect to the incurrence of such additional amount and the use of proceeds thereof, excluding the cash proceeds of any Incremental Term Loans or Incremental Revolving Commitments and assuming the full amount of any Incremental Revolving Commitments are borrowed (whether or not funded or outstanding) (it being understood and agreed that unless notified by the Borrower, (I) the Borrower shall be deemed to have utilized, amounts of the type described in clause (iii) above prior to the utilization of amounts under clauses (i) or (ii) above and (II) Loans may be incurred in respect of any or all of clauses (i), (ii) and (iii) above, and the proceeds from any such incurrence in respect of clauses (i), (ii) and (iii) above, may be utilized in a single transaction by, first, calculating the incurrence in respect of clause (iii) above (without giving effect to any incurrence in respect of clause (i) or (ii)), second, calculating the incurrence in respect of clause (ii) above and, third, calculating the incurrence in respect of clause (i) above); provided that the Borrower may redesignate any such Indebtedness originally designated as incurred pursuant to clause (i) above if, at the time of such redesignation, the Borrower would be permitted to incur under clause (iii) the aggregate principal amount of Indebtedness being so redesignated (for purposes of clarity, with any such redesignation having the effect of increasing the Borrower’s ability to incur indebtedness under clause (i) above as of the date of such redesignation by the amount of such Indebtedness so redesignated); and in minimum increments of $10,000,000 (or such lesser minimum increments as the Administrative Agent shall agree in its sole discretion) (the foregoing amount, the "Available Incremental Amount"). Notwithstanding anything in this Agreement to the contrary, any Incremental Term Loans the proceeds of which are used to repay or otherwise redeem, repurchase or retire Term Loans or Senior Notes shall not utilize any portion of the Available Incremental Amount and shall not reduce the Available Incremental Amount. Each such notice shall specify (i) the date (each, a "Term Loan Increase Effective Date") on which the Borrower proposes that the Incremental Term Loan Commitment shall be effective, which shall be a date not less than ten (10) Business Days after the date on which such notice is delivered to the Administrative Agent (or such earlier date as the Administrative Agent shall agree in its sole discretion) and (ii) the identity of each Person (which, if not a Lender, an Approved Fund or an Affiliate of a Lender, shall be reasonably satisfactory to the Administrative Agent) to whom the Borrower proposes any portion of such Incremental Term Loan Commitment be allocated and the amounts of such allocations."
(h)    Section 4.1(b) of the Credit Agreement is hereby amended to replace the reference to "the Amendment No. 2 Effective Date" with a reference to "the Amendment No. 4 Effective Date".
(i)    Section 7.9(b) of the Credit Agreement is hereby amended to replace the reference to "$10,000,000" with a reference to "$25,000,000".
(j)    Section 7.9(d)(ii) of the Credit Agreement is hereby amended by changing the first reference therein to "any Restricted Subsidiary" to instead be a reference to "any other Loan Party".
(k)    Section 8.3(k) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
"assignments, licenses, leases or subleases granted to third parties or the Borrower or any Restricted Subsidiary in the ordinary course of business which, individually or in the aggregate, do not materially detract from the value of the Collateral taken as a whole or materially interfere with the business of the Borrower and its Restricted Subsidiaries;"

(l)    Section 8.5(g) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
"assignments, licenses or sublicenses with respect to Intellectual Property, leases or subleases granted to third parties in the ordinary course of business which, in the aggregate, do not materially detract from the value of the Collateral taken as a whole or materially interfere with the business of the Loan Parties and their Restricted Subsidiaries;"

(m)    Section 8.5(n) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
"the abandonment or other Disposition of Intellectual Property rights (including allowing any registrations or any applications for registration of any Intellectual Property rights to lapse or go abandoned) to the extent the Borrower determines in its reasonable business judgment that (i) such Intellectual Property rights are not commercially reasonable to maintain under the circumstances and (ii) such Disposition would not materially interfere with the business of the Borrower and its Restricted Subsidiaries;"

(n)    Section 8.5(r) of the Credit Agreement is hereby amended to replace the words "for all such Dispositions from the Closing Date" with the words "during any fiscal year".
(o)    Section 8.7 of the Credit Agreement is hereby amended to replace the words "any Person" in the initial paragraph thereof with the words "any other Person".
(p)    Section 8.7(h) of the Credit Agreement is hereby amended to delete the words "by any Loan Party" in such Section.
(q)    Section 8.13 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
"Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits, limits or imposes any condition upon the ability of the Borrower or any Restricted Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired other than (a) this Agreement, the other Loan Documents, the Senior Notes Indenture, Incremental Equivalent Debt, the Overnight Facility, a Replacement Facility and other agreements governing such Indebtedness, (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (c) any agreement governing any Junior Indebtedness so long as the restrictions set forth therein are no more restrictive than the corresponding provisions in the Loan Documents, (d) any restrictions with respect to a Restricted Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary, (e) any agreement of a Foreign Subsidiary governing Indebtedness permitted to be incurred or permitted to exist under Section 8.2 and (f) customary restrictions in leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions may relate to the assets subject thereto, (g) customary restrictions contained in Indebtedness incurred pursuant to Section 8.2 (provided that such restrictions do not restrict the Liens securing the Obligations), (h) restrictions arising in connection with cash or other deposits permitted under Sections 8.3 or 8.7 and limited to such cash or deposit, (i) customary provisions restricting assignment of any agreement entered into in the ordinary course of business, (j) restrictions arising by reason of applicable Law, rule, regulation or order or the terms of any license, authorization, concession or permit, (k) customary restrictions in joint venture agreements and other similar agreements applicable to joint ventures permitted hereunder and applicable solely to such joint venture or the Capital Stock of such joint venture or in organizational documents of entities in which Borrower or any Restricted Subsidiary owns a minority interest applicable to such entity and the Capital Stock of such entity, and (l) restrictions on cash or other deposits or net worth imposed by customers, suppliers or landlords or required by insurance, surety or bonding companies, in each case, under contracts entered into in the ordinary course of business."
SECTION 2.    Reference to and Effect on the Loan Documents
(a)    On and after the Effective Date (as defined below), each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the "Credit Agreement", shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

(b)    The Credit Agreement, as specifically amended by this Amendment, and the other Loan Documents are, and shall continue to be, in full force and effect, and are hereby in all respects ratified and confirmed.
(c)    Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under the Credit Agreement or any other Loan Document, nor shall it constitute a waiver of any provision of the Credit Agreement or any Loan Document.
(d)    The Borrower and each other Loan Party hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents (including, without limitation, Amendment No. 1, the 2016 Increase Term Joinder, Amendment No. 2, the 2017 Increase Term Joinder, the 2017 Increase Revolving Joinder and Amendment No. 3) to which it is a party, (ii) ratifies and reaffirms each grant of a lien on, or security interest in, its property made pursuant to the Loan Documents (including, without limitation, the grant of security made by such Loan Party pursuant to the Guarantee and Collateral Agreement) and confirms that such liens and security interests continue to secure the Secured Obligations under the Loan Documents, including without limitation, all Secured Obligations resulting from or incurred pursuant to this Amendment, in each case subject to the terms thereof, and (iii) in the case of each Subsidiary Guarantor, ratifies and reaffirms its guaranty of the Guarantor Obligations (as defined in the Guarantee and Collateral Agreement) pursuant to the Guarantee and Collateral Agreement.
(e)    This Amendment shall be deemed a Loan Document for all purposes under the Credit Agreement.
SECTION 3.    Conditions to Effectiveness of Section 1 of the Amendment . Section 1 of this Amendment shall become effective as of the date on which the following conditions shall have been satisfied (or waived) (the "Effective Date"):
(a)    The Administrative Agent shall have received counterparts of this Amendment duly executed by the Borrower, the Subsidiary Guarantors, the Term B Lenders party hereto (which Term B Lenders shall constitute all of the Term B Lenders under the Credit Agreement after giving effect to Section 5 below) and the other Lenders party hereto (which, together with the Term B Lenders party hereto, shall constitute the Required Lenders);
(b)    After giving effect to this Amendment and the transactions contemplated hereby (i) each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the Effective Date as if made on and as of such date (except to the extent made as of a specific date, in which case such representation and warranty shall be true and correct in all material respects on and as of such specific date), and (ii) no Default or Event of Default shall have occurred and be continuing or would result from the borrowings to be made on the Effective Date;
(c)    The Administrative Agent shall have received a legal opinion of O’Melveny & Myers LLP, counsel to the Loan Parties, addressed to the Administrative Agent and the Lenders, in form and substance reasonably satisfactory to the Administrative Agent;
(d)    The Administrative Agent shall have received a certificate of the Borrower substantially in the form of Exhibit F to the Credit Agreement (with such modifications as necessary to make such certificate applicable to the transactions contemplated pursuant to this Amendment) with appropriate insertions and attachments including the certificate of incorporation of the Borrower certified by the relevant authority of the jurisdiction of organization of the Borrower;

(e)    The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower confirming compliance with the conditions precedent set forth in clause (b) of this Section 3; and
(f)    The Borrower shall have paid (or substantially concurrently with the satisfaction of the other conditions set forth herein, on the Effective Date, shall pay) (i) the fee set forth in Section 4 of the engagement letter, dated November 9, 2017, executed by the Borrower and the Sole Arranger, and (ii) all reasonable and documented costs and expenses of the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment (including the reasonable and documented fees, disbursements and other charges of Shearman & Sterling LLP as special New York counsel to the Administrative Agent) to the extent invoiced one (1) Business Day prior to the Effective Date.

SECTION 4.    Representations and Warranties . The Borrower hereby represents and warrants to the Administrative Agent that:
(a)    on and as of the date hereof (i) it has all requisite corporate or other power and authority to enter into and perform its obligations under this Amendment, the Credit Agreement as amended hereby and the other Loan Documents to which it is a party, and (ii) this Amendment has been duly authorized, executed and delivered by it; and
(b)    this Amendment, and the Credit Agreement as amended hereby, constitute legal, valid and binding obligations of the Borrower, enforceable against it in accordance with their respective terms, subject only to any limitation under Laws relating to (i) bankruptcy, insolvency, reorganization, moratorium or creditors’ rights generally; and (ii) general equitable principles including the discretion that a court may exercise in the granting of equitable remedies.

SECTION 5.    Replacement of Lenders . If any Term B Lender declines or fails to consent to this Amendment by returning an executed counterpart of this Amendment to the Administrative Agent on, or prior to, 12:00 p.m. (noon) New York City time, on November 16, 2017 (the "Consent Deadline"), then pursuant to and in compliance with the terms of Sections 4.13, 11.1 and 11.6 of the Credit Agreement, such Term B Lender may be replaced and its commitments and/or obligations purchased and assumed by either a new Term B Lender or an existing Term B Lender which is willing to consent to this Amendment upon execution of this Amendment (which will also be deemed to be the execution of an Assignment and Assumption Agreement substantially in the form of Exhibit A hereto).

SECTION 6.    Costs and Expenses The Borrower agrees that all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder or in connection herewith (including, without limitation, the reasonable fees, charges and disbursements of counsel for the Administrative Agent (provided that such fees, charges and disbursements shall not include fees, charges and disbursements for more than one counsel plus one local counsel in each relevant jurisdiction)), are expenses that the Borrower is required to pay or reimburse pursuant to Section 11.5 of the Credit Agreement.

SECTION 7.    Execution in Counterparts . This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile transmission or electronic mail (in ".pdf" or similar format) shall be effective as delivery of an original executed counterpart hereof.
SECTION 8.    GOVERNING LAW . THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
SECTION 9.    WAIVER OF RIGHT OF TRIAL BY JURY . EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Amendment No. 4 to Credit Agreement to be executed by their respective authorized officers as of the date first above written.

MICROSEMI CORPORATION, as Borrower

By: /s/ John W. Hohener
Name: John W. Hohener
Title: Executive Vice President, Chief Financial Officer, and Treasurer

MICROSEMI CORP. - MASSACHUSETTS, as Subsidiary Guarantor

By: /s/ John W. Hohener
Name: John W. Hohener
Title: Chief Financial Officer, Treasurer, and Secretary

MICROSEMI CORP. – POWER PRODUCTS GROUP, as Subsidiary Guarantor

By: /s/ John W. Hohener
Name: John W. Hohener
Title: Chief Financial Officer and Secretary

MICROSEMI CORP. – RF POWER PRODUCTS, as Subsidiary Guarantor

By: /s/ Steven G. Litchfield
Name: Steven G. Litchfield
Title: President, Chief Executive Officer, Chief Financial Officer, and Secretary

MICROSEMI CORP. – ANALOG MIXED SIGNAL GROUP, as Subsidiary Guarantor

By: /s/ John W. Hohener
Name: John W. Hohener
Title: Vice President, Chief Financial Officer, Secretary, and Treasurer

MICROSEMI FREQUENCY AND TIME CORPORATION, as Subsidiary Guarantor

By: /s/ John W. Hohener
Name: John W. Hohener
Title: Secretary

MICROSEMI SEMICONDUCTOR (U.S.) INC., as Subsidiary Guarantor

By: /s/ John W. Hohener
Name: John W. Hohener
Title: Chief Financial Officer and Corporate Secretary

MICROSEMI STORAGE SOLUTIONS, INC., as Subsidiary Guarantor

By: /s/ John W. Hohener
Name: John W. Hohener
Title: Chief Financial Officer and Treasurer

MICROSEMI SOLUTIONS (U.S.), INC., as Subsidiary Guarantor

By: /s/ John W. Hohener
Name: John W. Hohener
Title: Chief Financial Officer and Treasurer

MICROSEMI CORP. – POWER MANAGEMENT GROUP, as Subsidiary Guarantor

By: /s/ John W. Hohener
Name: John W. Hohener
Title: Vice President, Chief Financial Officer, Secretary, and Treasurer

MICROSEMI SOC CORP., as Subsidiary Guarantor

By: /s/ Esam Elashmawi
Name: Esam Elashmawi
Title: President, Chief Financial Officer, and Secretary

MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent

By: /s/ Jonathon Rauen
Name: Jonathon Rauen
Title: Authorized Signatory

LENDER SIGNATURE PAGES

[On file with the Administrative Agent.]

EXHIBIT A

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
Reference is made to the Credit Agreement, dated as of January 15, 2016 (as amended, amended and restated, supplemented, restated or otherwise modified from time to time, the "Credit Agreement"), among Microsemi Corporation, a Delaware corporation (the "Borrower"), Morgan Stanley Senior Funding, Inc., as collateral agent (in such capacity, and together with its successors and assigns in such capacity, the "Collateral Agent"), the Lenders from time to time party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent (in such capacity, and together with its successors and assigns in such capacity, the "Administrative Agent"). Capitalized terms used herein that are not defined herein shall have the meanings given to them in the Credit Agreement.

1.    The Assignor identified on Schedule l hereto (the "Assignor") and the Assignee identified on Schedule 1 hereto (the "Assignee") agree as follows:
2.    The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Assignment Effective Date (as defined below), the interest described in Schedule 1 hereto (the "Assigned Interest") in and to the Assignor’s rights and obligations under the Credit Agreement with respect to the Facilities contained in the Credit Agreement as are set forth on Schedule 1 hereto, in the principal amount for the Facilities as set forth on Schedule 1 hereto.
3.    The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that (i) the Assignor is the legal and beneficial owner of the Assigned Interest, (ii) the Assignor has full organizational power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iii) the interest being assigned by the Assignor hereunder is free and clear of any lien, encumbrance or other adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its respective Subsidiaries or any other obligor or the performance or observance by the Borrower, any of its respective Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches any Notes held by it evidencing the Facilities and (i) requests that the Administrative Agent, upon request by the Assignee, exchange the attached Notes, if any, for a new Note or Notes payable to the Assignee and (ii) if the Assignor has retained any interest in the Facilities, requests that the Administrative Agent exchange the attached Notes, if any, for a new Note or Notes payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Assignment Effective Date).
4.    The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Assumption and has full organizational power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to Section 5.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption; (c) agrees that it will, independently and without reliance upon the Assignor, the Agents or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Agents to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agents by the terms thereof, together with such powers as are incidental thereto; (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligations pursuant to Section 4.10(g) of the Credit Agreement; (f) confirms that it satisfies the requirements set forth in Section 11.6(b) of the Credit Agreement; (g) represents and warrants that it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type; (h) if it is a Non‑U.S. Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to Sections 4.10(g) and 11.6(g) of the Credit Agreement, duly completed and executed by such Assignee; and (j) it is an "Eligible Assignee".
5.    The effective date of this Assignment and Assumption shall be the Effective Date of Assignment and Assumption or the Trade Date described in Schedule 1 hereto (the "Assignment Effective Date"). Following the execution of this Assignment and Assumption, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Assignment Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five (5) Business Days after the date of such acceptance and recording by the Administrative Agent).
6.    Upon such acceptance and recording, from and after the Assignment Effective Date, the Administrative Agent shall make all payments under the Credit Agreement in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Assignment Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Assignment Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Assignment Effective Date to [the][the relevant] Assignee.
7.    From and after the Assignment Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Assumption, relinquish its rights and be released from its obligations under the Credit Agreement, (and, to the extent this Assignment and Assumption covers all of the Assignor’s rights and obligations under the Credit Agreement, the Assignor shall cease to be a party to the Credit Agreement but shall continue to be entitled to the benefits of Sections 4.9, 4.10, 4.11 and 11.5 of the Credit Agreement; provided, to the extent applicable, that the Assignor continues to comply with the requirements of Section 4.10(g) of the Credit Agreement).
This Assignment and Assumption shall be governed by and construed in accordance with the laws of the State of New York.
IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

Schedule 1 to
Assignment and Assumption
Name of Assignor: _________________
Name of Assignee: _________________
[Effective Date of Assignment and Assumption] [Trade Date]1: ______________

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders
[Term A/Revolving] [Commitment/Loan]
[$__________]

Principal Amount Assigned	Commitment/Loans Percentage Assigned[2]
$_____	___.______%

[Name of Assignee]	[Name of Assignor]
By: Name: Title:	By: Name: Title:

________

[1]	To be completed if Assignor and Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

[2]	Calculate the Commitment/Loans Percentage that is assigned to at least 15 decimal places and show as a percentage of the aggregate Commitments/Loans of all Lenders.

Accepted:
MORGAN STANLEY SENIOR FUNDING, INC.,
as Administrative Agent

By:	Name: Title:
[Consented To:]3
[MICROSEMI CORPORATION,
as Borrower]

By:	Name: Title:
[MORGAN STANLEY SENIOR FUNDING, INC.,
as Administrative Agent]

By:	Name: Title:
[    ]4,
as Issuing Lender]

By:	Name: Title:
[MORGAN STANLEY SENIOR FUNDING, INC.,
as Swingline Lender]

By:	Name: Title:
_____

[3]	See Section 11.6 of the Credit Agreement to determine whether the consent of the Borrower, Issuing Lenders, Swingline Lender and/or Administrative Agent is required.

[4]	If consent of Issuing Lenders required.